For Immediate Release
For more information, contact:
James J. Burke
Standard Motor Products, Inc.
(718) 392-0200

Jennifer Tio
Maximum Marketing Services, Inc.
(312) 226-4111 x2449
Jennifer.tio@maxmarketing.com

Standard Motor Products, Inc. Announces
Second Quarter 2009 Results

New York, NY, August 5, 2009......Standard Motor Products, Inc. (NYSE: SMP), an automotive replacement parts manufacturer and distributor, reported today its consolidated financial results for the three months and six months ended June 30, 2009.

Consolidated net sales for the second quarter of 2009 were $197.5 million, compared to consolidated net sales of $215.3  million during the comparable quarter in 2008.  Earnings from continuing operations for the second quarter of 2009 were $5.6 million or 30 cents per diluted share, compared to a loss of $772 thousand or 4 cents per diluted share in the second quarter of 2008. Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the second quarter of 2009 were $5.2 million or 27 cents per diluted share, compared to essentially breakeven results in the second quarter of 2008.

Consolidated net sales for the six month period ended June 30, 2009 were $369.7 million, compared to consolidated net sales of $423.4 million during the comparable period in 2008.  Earnings from continuing operations for the six month period ended June 30, 2009 were $6.4 million or 34 cents per diluted share, compared to $12.6 million or 68 cents per diluted share in the comparable period of 2008.  Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the six months ended 2009 and 2008 were $6.5 million or 35 cents per diluted share and $3.0 million or 16 cents per diluted share, respectively.

37-18 Northern Blvd., Long Island City, NY  11101
(718) 392-0200
www.smpcorp.com

Commenting on the results, Mr. Lawrence I. Sills, Standard Motor Products’ Chairman and Chief Executive Officer, stated, “We are pleased with our second quarter results as our earnings from continuing operations were substantially ahead of 2008, excluding one time items in both periods.

“Engine Management sales remain behind 2008 for reasons already discussed- - divestiture of Blue Streak Electronics, slow sales in the OE/OES sector, and the loss of a major portion of Carquest’s business in the latter part of 2008. However, this was more than compensated for by an increase in gross margin, from 21.7% in the second quarter of 2008 to 25.5% in the second quarter of 2009. The overhang of costs from our Long Island City and Puerto Rico facilities in 2008 are behind us, and our low cost Mexican operations continue to improve in efficiency. At the end of the third quarter, we will begin sales of the wire and cable product line acquired from Federal Mogul, with an anticipated volume of $20 - $25 million annually.

“Temperature Control sales benefited from the addition of two major retail accounts and we anticipate gross margin improvement in the future as we continue to shift production of rebuilt compressors to our facility in Reynosa, Mexico.

“Further, we achieved a substantial reduction in SG&A, with close to a $6 million improvement in the second quarter and over $13 million year to date. Salaried headcount reduction has been a major contributor to these savings.

“The most significant event of the period, of course, was redeeming the remaining 6.75% convertible bonds and reaching an agreement with our banks to extend our agreement for an additional year to March, 2013. We were able to accomplish this by reducing our total debt by 50% or $137.8 million, primarily through working capital improvement over the last 12 months - an outstanding achievement in these difficult times. We acknowledge the hard work and sacrifice of so many of our people from all areas of our Company.”

Standard Motor Products, Inc. will hold a conference call at 11:00 AM, Eastern Time, on Wednesday, August 5, 2009.  The dial in number is 800-894-5910 (domestic) or 785-424-1052 (international). The playback number is 800-695-0395 (domestic) or 402-220-1388 (international). The conference ID # is STANDARD.

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Standard Motor Products cautions investors that any forward-looking statements made by the company, including those that may be made in this press release, are based on management’s expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results, events or performance to differ materially from those contemplated by such forward looking statements. Among the factors that could cause actual results, events or performance to differ materially from those risks and uncertainties discussed in this press release are those detailed from time-to-time in prior press releases and in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q.  By making these forward-looking statements, Standard Motor Products undertakes no obligation or intention to update these statements after the date of this release.

###

STANDARD MOTOR PRODUCTS, INC.
Consolidated Statements of Operations

(In thousands, except per share amounts)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)
NET SALES	$197,498	$215,343	$369,720	$423,427

COST OF SALES	151,092	166,714	282,421	323,574

GROSS PROFIT	46,406	48,629	87,299	99,853

SELLING, GENERAL & ADMINISTRATIVE EXPENSES	36,813	42,530	72,832	86,389
RESTRUCTURING AND INTEGRATION EXPENSES	1,210	1,376	2,373	4,212

OPERATING INCOME	8,383	4,723	12,094	9,252

OTHER INCOME, NET	3,422	10	3,527	20,372

INTEREST EXPENSE	2,325	3,582	4,802	7,716

EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	9,480	1,151	10,819	21,908

INCOME TAX EXPENSE	3,842	1,923	4,394	9,333

EARNINGS (LOSS) FROM CONTINUING OPERATIONS	5,638	(772)	6,425	12,575

LOSS FROM DISCONTINUED OPERATION, NET OF TAX	(322)	(323)	(582)	(649)

NET EARNINGS (LOSS)	$5,316	$(1,095)	$5,843	$11,926

NET EARNINGS (LOSS) PER COMMON SHARE:

BASIC EARNINGS (LOSS) FROM CONTINUING OPERATIONS	$0.30	$(0.04)	$0.34	$0.69
DISCONTINUED OPERATION	(0.02)	(0.02)	(0.03)	(0.04)
NET EARNINGS (LOSS) PER COMMON SHARE - BASIC	$0.28	$(0.06)	$0.31	$0.65

DILUTED EARNINGS (LOSS) FROM CONTINUING OPERATIONS	$0.30	$(0.04)	$0.34	$0.68
DISCONTINUED OPERATION	(0.02)	(0.02)	(0.03)	(0.03)
NET EARNINGS (LOSS) PER COMMON SHARE - DILUTED	$0.28	$(0.06)	$0.31	$0.65

WEIGHTED AVERAGE NUMBER OF COMMON SHARES	18,814,723	18,332,273	18,705,997	18,319,979
WEIGHTED AVERAGE NUMBER OF COMMON AND DILUTIVE SHARES	20,014,439	18,384,840	18,720,479	21,157,672

STANDARD MOTOR PRODUCTS, INC.
Reconciliation of GAAP and Non-GAAP Measures

(In thousands, except per share amounts)
	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
EARNINGS (LOSS) FROM CONTINUING OPERATIONS	2009	2008	2009	2008
			(Unaudited)

GAAP EARNINGS (LOSS) FROM CONTINUING OPERATIONS	$5,638	$(772)	6,425	12,575

RESTRUCTURING AND INTEGRATION EXPENSES (NET OF TAX)	1,122	829	1,829	2,530
GAIN FROM SALE OF PREFERRED STOCK INVESTMENT (NET OF TAX)	(1,402)	-	(1,402)	-
LOSS FROM EXTINGUISHMENT OF DEBT (NET OF TAX)	-	-	-	882
GAIN FROM SALE OF BUILDING (NET OF TAX)	(157)	(145)	(315)	(13,020)
GAIN FROM DEBENTURE REPURCHASE (NET OF TAX)	(24)	-	(24)	-
NON-GAAP EARNINGS (LOSS) FROM CONTINUING OPERATIONS	$5,177	$(88)	$6,513	$2,967

DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS
GAAP DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS	$0.30	$(0.04)	$0.34	$0.68
RESTRUCTURING AND INTEGRATION EXPENSES (NET OF TAX)	0.05	0.05	0.10	0.14
GAIN FROM SALE OF PREFERRED STOCK INVESTMENT (NET OF TAX)	(0.07)	-	(0.07)	-
LOSS FROM EXTINGUISHMENT OF DEBT (NET OF TAX)	-	-	-	0.05
GAIN FROM SALE OF BUILDING (NET OF TAX)	(0.01)	(0.01)	(0.02)	(0.71)
GAIN FROM DEBENTURE REPURCHASE (NET OF TAX)	-	-	-	-

NON-GAAP DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS	$0.27	$0.00	$0.35	$0.16

MANAGEMENT BELIEVES THAT EARNINGS FROM CONTINUING OPERATIONS  AND DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS BEFORE SPECIAL ITEMS, WHICH ARE NON-GAAP MEASUREMENTS, ARE MEANINGFUL TO INVESTORS BECAUSE THEY PROVIDE A VIEW OF THE COMPANY WITH RESPECT TO ONGOING OPERATING RESULTS. SPECIAL ITEMS REPRESENT SIGNIFICANT CHARGES OR CREDITS THAT ARE IMPORTANT TO AN UNDERSTANDING OF THE COMPANY'S OVERALL OPERATING RESULTS IN THE PERIODS PRESENTED. SUCH NON-GAAP MEASUREMENTS ARE NOT RECOGNIZED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND SHOULD NOT BE VIEWED AS AN ALTERNATIVE TO GAAP MEASURES OF PERFORMANCE.

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Balance Sheets

(In thousands)

	June 30,	December 31,
	2009	2008
	(Unaudited)

ASSETS

CASH	$14,450	$6,608

ACCOUNTS RECEIVABLE, GROSS	180,903	184,422
ALLOWANCE FOR DOUBTFUL ACCOUNTS	11,099	10,021
ACCOUNTS RECEIVABLE, NET	169,804	174,401

INVENTORIES	197,989	232,435
ASSETS HELD FOR SALE	762	1,654
OTHER CURRENT ASSETS	26,557	32,497

TOTAL CURRENT ASSETS	409,562	447,595

PROPERTY, PLANT AND EQUIPMENT, NET	65,581	66,901
GOODWILL AND OTHER INTANGIBLES	15,418	16,285
OTHER ASSETS	47,891	44,246

TOTAL ASSETS	$538,452	$575,027

LIABILITIES AND STOCKHOLDERS' EQUITY

NOTES PAYABLE	$90,930	$148,931
CURRENT PORTION OF LONG TERM DEBT	32,241	44,953
ACCOUNTS PAYABLE TRADE	63,519	68,312
ACCRUED CUSTOMER RETURNS	26,644	19,664
OTHER CURRENT LIABILITIES	75,172	61,136

TOTAL CURRENT LIABILITIES	288,506	342,996

LONG-TERM DEBT	12,859	273
ACCRUED ASBESTOS LIABILITY	24,399	23,758
OTHER LIABILITIES	42,892	44,455

TOTAL LIABILITIES	368,656	411,482

TOTAL STOCKHOLDERS' EQUITY	169,796	163,545

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$538,452	$575,027

STANDARD MOTOR PRODUCTS, INC.
Segment Revenues and Operating Profit

(In thousands)

	THREE MONTHS ENDED				SIX MONTHS ENDED
	June 30,				June 30,
	2009		2008		2009		2008
		(Unaudited)				(Unaudited)
Revenues
Engine Management	$121,870		$138,482		$244,757		$281,844
Temperature Control	65,661		61,489		105,921		111,062
Europe	7,877		12,563		15,417		23,807
All Other	2,090		2,809		3,625		6,714
	$197,498		$215,343		$369,720		$423,427

Gross Margin
Engine Management	$31,105	25.5%	$30,005	21.7%	$61,603	25.2%	$66,390	23.6%
Temperature Control	11,462	17.5%	12,185	19.8%	17,708	16.7%	19,897	17.9%
Europe	1,843	23.4%	3,049	24.3%	3,698	24.0%	6,243	26.2%
All Other	1,996		3,390		4,290		7,323
	$46,406	23.5%	$48,629	22.6%	$87,299	23.6%	$99,853	23.6%

Selling, General & Administrative
Engine Management	$21,956	18.0%	$25,086	18.1%	$43,868	17.9%	$49,496	17.6%
Temperature Control	8,443	12.9%	8,539	13.9%	15,827	14.9%	16,994	15.3%
Europe	1,899	24.1%	2,669	21.2%	3,571	23.2%	5,367	22.5%
All Other	4,515		6,236		9,566		14,532
	36,813	18.6%	42,530	19.7%	72,832	19.7%	86,389	20.4%
Restructuring & Integration	1,210	0.7%	1,376	0.6%	2,373	0.6%	4,212	1.0%
	$38,023	19.3%	$43,906	20.3%	$75,205	20.3%	$90,601	21.4%

Operating Profit
Engine Management	$9,149	7.5%	$4,919	3.6%	$17,735	7.2%	$16,893	6.0%
Temperature Control	3,019	4.6%	3,646	5.9%	1,881	1.8%	2,902	2.6%
Europe	(56)	-0.7%	380	3.0%	127	0.8%	876	3.7%
All Other	(2,519)		(2,846)		(5,276)		(7,207)
	9,593	4.9%	6,099	2.8%	14,467	3.9%	13,464	3.2%
Restructuring & Integration	1,210	0.7%	1,376	0.6%	2,373	0.6%	4,212	1.0%
	$8,383	4.2%	$4,723	2.2%	$12,094	3.3%	$9,252	2.2%